Exhibit 99
Form 3 Joint Filer Information
Name:                                        Argo Re, Ltd.
Address:                                110 Pitts Bay Road
                                        Pembroke, HM 08 D0, Bermuda
Designated Filer:                        Argo Group International Holdings, Ltd.
Issuer & Ticker Symbol:                American Safety Insurance Holdings Ltd. (ASI)
Date of Event Requiring Statement:        05/30/2008